                                                                    EXHIBIT 4.03

                  PRACTICAL CONTROL SYSTEMS TECHNOLOGIES, INC.

                             1998 STOCK OPTION PLAN

                          As Adopted January 30, 1998



         1.   PURPOSE.  The purpose of this Plan is to provide incentives to
              -------
attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent, Subsidiaries and Affiliates, by offering them an opportunity to participate in the Company's future performance through awards of Options. Capitalized terms not defined in the text of this Plan are defined in Section 21.

         2.   SHARES SUBJECT TO THE PLAN.
              --------------------------

          2.1      Number of Shares Available.  Subject to Sections 2.2 and 16,
                   --------------------------
the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 500,000 Shares. Subject to Sections 2.2 and 16, Shares that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; or
(b) are issued pursuant to an Option granted hereunder but are repurchased by the Company at the original issue price of such Shares; will again be available for grant and issuance in connection with future Options granted under this Plan. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan.

          2.2      Adjustment of Shares.  In the event that the number of
                   --------------------
outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, and (b) the Exercise Prices of and number of Shares subject to outstanding Options, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either
--------  -------
be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

         3.   ELIGIBILITY.  ISOs (as defined in Section 5 below) may be granted
              -----------
only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. NQSOs (as defined in
Section 5 below) may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent, Subsidiary or Affiliate of the Company; provided such consultants, contractors and advisors
                          --------
render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No person will be eligible to receive more than 25% of shares in plan. Shares in any calendar year under this Plan pursuant to the grant of Options hereunder, other than new employees of the Company or of a Parent, Subsidiary or Affiliate of the Company (including new employees who are also officers and directors of the Company or any Parent, Subsidiary or Affiliate of the Company) who are eligible to receive up to a maximum of 50% of shares in plan. Shares in the calendar year in which they commence their employment. A person may be granted more than one Option under this Plan.

         4.   ADMINISTRATION.
              --------------

          4.1      Committee Authority.  This Plan will be administered by the
                   -------------------
Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

                                    Practical Control Systems Technologies, Inc.
                                                          1998 Stock Option Plan

         (a) construe and interpret this Plan, any Stock Option Agreement and any other agreement or document executed pursuant to this Plan;

         (b) prescribe, amend and rescind rules and regulations relating to this Plan;

         (c)  select persons to receive Options;

         (d)  determine the terms of Options;

         (e) determine the number of Shares or other consideration subject to Options;

         (f)  grant waivers of Plan or Stock Option Agreement conditions;

         (g) determine the vesting and exercisability of Options and the manner of payment for Shares issuable upon exercise of Options;

         (h) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Option or any Stock Option Agreement; and

         (i) make all other determinations necessary or advisable for the administration of this Plan.

          4.2      Committee Discretion.  Any determination made by the
                   --------------------
Committee with respect to any Option will be made in its sole discretion at the time of grant of the Option or, unless in contravention of any express term of this Plan or an Option, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Option granted under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Option under this Plan to Participants who are not Insiders of the Company.

         5.   OPTIONS.  The Committee may grant Options to eligible persons and
              -------
will determine whether such Options will be Incentive Stock Options within the meaning of the Code ("ISOS") or Nonqualified Stock Options ("NQSOS"), the number of Shares subject to the Option, the Exercise Price of the Option, the vesting of the right to exercise the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

          5.1      Form of Option Grant.  Each Option granted under this Plan
                   --------------------
will be evidenced by an agreement which will expressly identify the Option as an ISO or an NQSO ("STOCK OPTION AGREEMENT"), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

          5.2      Date of Grant.  The date of grant of an Option will be the
                   -------------
date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

          5.3      Exercise Period.  Options will be exercisable within the
                   ---------------
times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will
                                        --------  -------
be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or
                ----------------
by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company ("TEN PERCENT STOCKHOLDER") will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for the exercise of Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

                                    Practical Control Systems Technologies, Inc.
                                                          1998 Stock Option Plan

          5.4      Exercise Price.  The Exercise Price of an Option will be
                   --------------
determined by the Committee when the Option is granted and may be not less than 100% of the Fair Market Value of the Shares on the date of grant; provided that:
                                                                  -------- ----
the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 6 of this Plan.

          5.5      Method of Exercise.  Options may be exercised only by
                   ------------------
delivery to the Company of a written stock option exercise agreement (the "EXERCISE AGREEMENT") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

          5.6      Termination.  Notwithstanding the exercise periods set forth
                   -----------
in the Stock Option Agreement, exercise of an Option will always be subject to the following:

         (a) Except as provided in paragraph 5.6(c) below, if the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant's Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

         (b) If the Participant is Terminated because of Participant's death or Disability (or the Participant dies within three (3) months after a Termination other than because of Participant's death or disability), then Participant's Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant's legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five
              (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant's death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant's death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options

         (c) Notwithstanding the provisions in paragraph 5.6(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant's estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or a Parent or Subsidiary for vacation pay, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Board shall give the Participant an opportunity to present to the Board evidence on his behalf. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is terminated.


          5.7      Limitations on Exercise.  The Committee may specify a
                   -----------------------
reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then vested and exercisable.

                                    Practical Control Systems Technologies, Inc.
                                                          1998 Stock Option Plan

          5.8      Limitations on ISOs.  The aggregate Fair Market Value
                   -------------------
(determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Affiliate, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

          5.9      Modification, Extension or Renewal.  The Committee may
                   ----------------------------------
modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with
Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced
                --------  -------
below the minimum Exercise Price that would be permitted under Section 5.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

          5.10     No Disqualification.  Notwithstanding any other provision in
                   -------------------
this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under
Section 422 of the Code.

         6.   PAYMENT FOR SHARE PURCHASES.
              ---------------------------

          6.1      Payment.  Payment for Shares purchased pursuant to this Plan
                   -------
may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

         (a)  by cancellation of indebtedness of the Company to the Participant;

         (b)  by surrender of shares of the Company's Common Stock that either:
              (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

         (c) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not
                                --------  -------
              employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided,
                                                                      --------
              further, that the portion of the Purchase Price equal to the par
              -------
              value of the Shares, if any, must be paid in cash;

         (d) by waiver of compensation due or accrued to the Participant for services rendered; provided, further, that the portion of the
                                 --------  -------
              Purchase Price equal to the par value of the Shares, if any, must be paid in cash;

         (e) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists:

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                                    Practical Control Systems Technologies, Inc.
                                                          1998 Stock Option Plan

              (1) through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD DEALER") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

              (2) through a "margin" commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

         (f)  by any combination of the foregoing.

          6.2      Loan Guarantees.  The Committee may, in its sole discretion,
                   ---------------
help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

         7.   WITHHOLDING TAXES.
              -----------------

          7.1      Withholding Generally.  Whenever Shares are to be issued upon
                   ---------------------
the exercise of Options granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of any rights under an Option are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

          7.2  Stock Withholding.  When, under applicable tax laws, a
               -----------------
Participant incurs tax liability in connection with the exercise or vesting of any Option that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined (the "TAX DATE"). All elections by a Participant to have Shares withheld for this purpose will be made in writing in a form acceptable to the Committee.

         8.   PRIVILEGES OF STOCK OWNERSHIP.
              -----------------------------

          8.1       Voting and Dividends.  No Participant will have any of the
                    --------------------
rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such
                                                        --------
Shares are subject to restrictions, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as such restricted Shares; provided, further, that the Participant
                                        --------  -------
will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant's original Purchase Price pursuant to Section 18.

          8.2       Financial Statements.  The Company, if requested by the
                    --------------------
Participant, will provide financial statements to each Participant prior to such Participant's purchase of Shares under this Plan, and to

                                    Practical Control Systems Technologies, Inc.
                                                          1998 Stock Option Plan


each Participant annually during the period such Participant has Options outstanding; provided, however, the Company will not be required to provide
             --------  -------
such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

         9.   NON-TRANSFERABILITY.  Options granted under this Plan, and any
              -------------------
interest therein, will not be transferable or assignable by a Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with this Plan and the Stock Option Agreement provisions relating thereto. During the lifetime of the Participant an Option will be exercisable only by the Participant, and any elections with respect to an Option, may be made only by the Participant.

         10.  RESTRICTIONS ON SHARES.  At the discretion of the Committee, the
              ----------------------
Company may reserve to itself and/or its assignee(s) in the Stock Option Agreement (i) a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party, provided
                                                                       --------
that such right of first refusal terminates when the Company's securities become
----
publicly traded, and/or (ii) a right to repurchase a portion of or all of the Unvested Shares held by a Participant following such Participant's Termination at any time within ninety (90) days after the later of Participant's Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant's exercise price.

         11.  CERTIFICATES.  All certificates for Shares or other securities
              ------------
delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

         12.  ESCROW; PLEDGE OF SHARES.  To enforce any restrictions on a
              ------------------------
Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant's obligation to the Company under the promissory note; provided, however, that the Committee may
                                   --------  -------
require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

         13.  EXCHANGE AND BUYOUT OF OPTIONS.  The Committee may, at any time or
              ------------------------------
from time to time, authorize the Company, with the consent of the Participant, to issue a new Option or Options to such Participant in exchange for the surrender and cancellation of any or all outstanding Options held by such Participant. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

         14.  SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.  An Option will
              ----------------------------------------------
not be effective unless such Option is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Option and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to:
(a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body

                                    Practical Control Systems Technologies, Inc.
                                                          1998 Stock Option Plan

that the Company determines to be necessary or advisable. The Company will be under no obligation to register any Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

         15.  NO OBLIGATION TO EMPLOY.  Nothing in this Plan or any Option
              -----------------------
granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

         16.  CORPORATE TRANSACTIONS.
              ----------------------

          16.1      Assumption or Replacement of Options by Successor.  In the
                    -------------------------------------------------
event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than
                                                                     ----- ----
a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Options granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company, (d) the sale of substantially all of the assets of the Company, or (e) any other transaction which qualifies as a "corporate transaction" under
Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or
                                         ------
transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company), any or all outstanding Options may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Options or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Options). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Options, as provided above, pursuant to a transaction described in this subsection 16.1, such Options will expire on such transaction at such time and on such conditions as the Board may determine.

          16.2      Other Treatment of Options.  Subject to any greater rights
                    --------------------------
granted to Participants under the foregoing provisions of this Section 16, in the event of the occurrence of any transaction described in Section 16.1, any outstanding Options will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction."

          16.3      Assumption of Options by the Company.  The Company, from
                    ------------------------------------
time to time, also may substitute or assume outstanding stock options granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Option under this Plan in substitution of such other company's stock option; or (b) assuming such stock option as if it had been granted under this Plan if the terms of such assumed stock option could be applied to an Option granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed stock option would have been eligible to be granted an Option under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes a stock option granted by another company, the terms and conditions of such stock option will remain unchanged (except that the exercise
                                                       ------
price and the number and nature of Shares issuable upon exercise of any such stock option will be adjusted appropriately pursuant to Section 424(a) of the
Code). In the event the Company elects to grant a new Option rather than assuming an existing stock option, such new Option may be granted with a similarly adjusted Exercise Price.

                                    Practical Control Systems Technologies, Inc.
                                                          1998 Stock Option Plan

         17.  ADOPTION AND STOCKHOLDER APPROVAL.  This Plan will become
              ---------------------------------
effective on the date it is adopted by the Board. This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this
Plan), consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board. Upon the Effective Date, the Board may grant Options pursuant to this Plan; provided, however, that: (a) no
                                               --------  -------
Option may be exercised prior to initial stockholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company; and (c) in the event that stockholder approval of such increase is not obtained within the time period provided herein, all Options granted hereunder will be canceled, any Shares issued pursuant to any Options will be canceled, and any purchase of Shares hereunder will be rescinded. So long as the Company is subject to
Section 16(b) of the Exchange Act, the Company will comply with the requirements of Rule 16b-3 (or its successor), as amended, with respect to stockholder approval.

         18.  TERM OF PLAN.  Unless earlier terminated as provided herein, this
              ------------
Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval.

         19.  AMENDMENT OR TERMINATION OF PLAN.  The Board may at any time
              --------------------------------
terminate or amend this Plan in any respect, including without limitation amendment of any form of Stock Option Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the
                       --------  -------
approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans or (if the Company is subject to the Exchange Act or Section 16(b) of the Exchange Act) pursuant to the Exchange Act or Rule 16b-3 (or its successor), as amended, thereunder, respectively.

         20.  NONEXCLUSIVITY OF THE PLAN.  Neither the adoption of this Plan by
              --------------------------
the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

         21.  DEFINITIONS.  As used in this Plan, the following terms will have
              -----------
the following meanings:

          "AFFILIATE" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

          "BOARD" means the Board of Directors of the Company.

          "CAUSE" means the commission of an act of theft, embezzlement, fraud, dishonesty or a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMMITTEE" means the committee appointed by the Board to administer this Plan, or if no such committee is appointed, the Board.

          "COMPANY" means Practical Control Systems Technologies, Inc., a corporation organized under the laws of the State of Ohio, or any successor corporation, including any corporation that assumes this Plan.

          "DISABILITY" means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

                                    Practical Control Systems Technologies, Inc.
                                                          1998 Stock Option Plan

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXERCISE PRICE" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

          "FAIR MARKET VALUE" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

         (a) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination (if such day is a trading day) as reported in The
                                                                          ---
              Wall Street Journal, and, if such date of determination is not a
              -------------------
              trading day, then on the last trading day prior to the date of determination;

         (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the last trading day prior to the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;
                                                    -----------------------

         (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the last trading day prior to the date of determination as reported in The Wall Street Journal; or
                                           -----------------------

         (d) if none of the foregoing is applicable, by the Committee in good faith.

          "INSIDER" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

              "OPTION" means an award of an option to purchase Shares pursuant to Section 5.

              "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Option under this Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

              "PARTICIPANT" means a person who receives an Award under this Plan.

              "PLAN" means this Practical Control Systems Technologies, Inc. 1998 Stock Option Plan, as amended from time to time.

              "SEC" means the Securities and Exchange Commission.

              "SECURITIES ACT" means the Securities Act of 1933, as amended.

              "SHARES" means shares of the Company's Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 16, and any successor security.

              "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                    Practical Control Systems Technologies, Inc.
                                                          1998 Stock Option Plan

              "TERMINATION" or "TERMINATED" means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, director, consultant, independent contractor or advisor to the Company or a Parent, Subsidiary or Affiliate of
the Company, except in the case of sick leave, military leave, or any other
             ------
leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "TERMINATION DATE").

              "UNVESTED SHARES" means "Unvested Shares" as defined in the Stock Option Agreement.